Exhibit 99.2
(Logo Omitted)
Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, CA 90064-1021
News Release

Teledyne Sells Swift™ to Dionex
LOS ANGELES – August 26, 2005 – Teledyne Technologies Incorporated (NYSE:TDY) today announced that Teledyne Isco, Inc., completed the sale of its SWIFT™ monolithic liquid chromatography media products, intellectual property, technology and related assets to Dionex Corporation (NASDAQ: DNEX).
Divestiture of this non-core business, in addition to the earlier dispositions of the AFTCO electromagnetic flow meter partnership and the German-STIP-Isco process monitoring business, allows Teledyne Isco to focus on its market leading flash chromatography instruments and consumables, core wastewater sampler and flow products, and high-pressure syringe pumps.
Teledyne Technologies is a leading provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems. Teledyne Technologies has operations in the United States, the United Kingdom, Mexico and Canada. For more information, visit Teledyne Technologies’ website at www.teledyne.com.

Investor Contact:	Jason VanWees (310) 893-1642

Media Contact:	Robyn McGowan (310) 893-1640